Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Bay Banks of Virginia, Inc.

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended December 31, 2003 of our report dated January 31, 2002, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001.

/s/ WITT MARES EGGLESTON SMITH, PLC

Newport News, Virginia

March 26, 2004